Exhibit 16(a)(1)(vi)

NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION.

NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK OF

ACT TELECONFERENCING, INC.

Pursuant to the Offer to Purchase dated June 13, 2007

This notice of guaranteed delivery, or one substantially in the same form or a facsimile copy of it, must be used to accept the offer if:

(a)	certificates for shares of common stock of ACT Teleconferencing, Inc., sometimes referred to herein as the Company, are not immediately available; or

(b)	time will not permit the letter of transmittal or other required documents to reach the depositary before 5:00 p.m. Eastern Daylight Time on Wednesday, July 18, 2007, unless otherwise extended, which date is the expiration date of the offer.

This notice of guaranteed delivery, signed and properly completed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary (as identified below) by the expiration date.

THE DEPOSITARY FOR THE OFFER IS:

COMPUTERSHARE, INC.

By Mail: Computershare, Inc. P.O. Box 1596 Denver, CO 80201-1596	By Facsimile Transmission For Eligible Institutions Only: (303) 262-0606 For Confirmation Only Telephone: Phone: (303) 262-0600	By Hand or Overnight Courier: Computershare, Inc. 350 Indiana Street, Suite 800 Golden, Colorado 80401

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned hereby tenders to ACT Teleconferencing, Inc. at the price of $5.00 per share of the Company’s common stock upon the terms and subject to the conditions set forth in the offer to purchase for cash, dated June 13, 2007, and the related letter of transmittal, receipt of which is hereby acknowledged, the shares of common stock, pursuant to the guaranteed delivery procedure set forth under “Terms of the Offer – Procedure for Tendering Shares” in the offer to purchase.

PLEASE CALL COMPUTERSHARE, INC., THE DEPOSITARY FOR THE OFFER, AT (303) 262-0600 FOR ASSISTANCE IN COMPLETING THIS FORM.

Certificate Nos. (if available):

Name(s):
(Please Print)

Address(es):

City State Zip Code:

Area Code and Telephone Number:

SIGN HERE

(Signature)

(Signature)

Dated: ___________, 2007

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings bank, savings and loan association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”) hereby (a) represents that the undersigned has a net long position in the shares of ACT Teleconferencing, Inc.’s common stock or in equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered; (b) represents that such tender of the shares complies with Rule 14e-4; and (c) guarantees that the certificates representing the shares tendered hereby in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the letter of transmittal, will be received by the depositary at its address set forth above within three (3) business days after the date of receipt by the depositary of this notice of guaranteed delivery.

Name of Firm:

Authorized Signature:

Address:

Name:

Title:

Area Code and Telephone Number:	Dated: , 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.